Exhibit 99.1

Itron Announces First Quarter 2023 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--May 4, 2023--Itron, Inc. (NASDAQ: ITRI), which is innovating the way utilities and cities manage energy and water, announced today financial results for its first quarter ended Mar. 31, 2023. Key results for the quarter include (compared with the first quarter of 2022):

  Revenue of $495 million, increased 4%;
  Gross profit of $156 million, increased 16%;
  GAAP net loss of $12 million, a decrease of $13 million;
  GAAP loss per share of $0.26, a decrease of $0.28 per share;
  Non-GAAP diluted EPS of $0.49, increased $0.38 per share;
  Adjusted EBITDA of $39 million, increased 109%; and
  Total backlog of $4.6 billion increased 17%.

“Itron’s first quarter results benefited from strong operational execution, underpinned by improved component supply,” said Tom Deitrich, Itron’s president and CEO. “All three of our segments improved their profitability year over year.

“We are pleased with the building momentum to begin the year and remain mindful of some continued supply chain volatility and persistent inflation. We expect these factors to improve over time but are prepared for elevated levels of ongoing risks.

“The long-term trends of electrification in the economy, needed investment in critical infrastructure reliability, climate volatility, and the growth of distributed energy resources are presenting challenges that Itron is uniquely positioned to address. As the urgency around these issues increases, the demand for grid edge intelligence will only expand. Itron’s leading technology will ensure that our customers can address these increasing demands.”

Summary of First Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue

Total first quarter revenue increased 4% to $495 million, or 6%, excluding the impact of changes in foreign currency exchange rates. The increase was due to improved component supply, strong operational execution, and higher software license sales.

Device Solutions revenue declined 15% or 11% in constant currency due to the sale of mechanical C&I gas business and discontinuation of certain product lines.

Networked Solutions revenue increased 12% due to increased product shipments and higher installation and other services.

Outcomes revenue increased 10% due to higher software license sales and managed services.

Gross Margin

Consolidated company gross margin of 31.6% increased 320 basis points from the prior year due to favorable mix and operational efficiencies.

Operating Expenses and Operating Income (Loss)

GAAP operating expenses of $167 million increased $38 million from the prior year primarily due to a restructuring charge from the company's new plan announced in February. Non-GAAP operating expenses of $125 million decreased $1 million from the prior year.

GAAP operating loss of $(10) million was $17 million lower than the prior year due to higher operating expenses related to the new restructuring plan announced in February, partially offset by higher gross profit. Non-GAAP operating income of $31 million was $22 million higher than the prior year due to higher gross profit.

Net Income (Loss) and Earnings (Loss) per Share

Net loss attributable to Itron, Inc. for the quarter was $(12) million, or $(0.26) per share, compared with net income of $1 million, or $0.02 per diluted share in 2022. The decrease was driven by lower GAAP operating income.

Non-GAAP net income, which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, acquisition and integration, and the tax effect of excluding these expenses, was $22 million, or $0.49 per diluted share, compared with $5 million, or $0.11 per diluted share, in 2022. The higher year-over-year results were due to higher non-GAAP operating income.

Cash Flow

Net cash provided by operating activities was $1 million in the first quarter compared with $8 million in the prior year. Free cash flow was $(5) million in the first quarter compared with $2 million in the prior year. The decrease in cash flow was due to working capital outflow, partially offset by higher non-GAAP EBITDA.

Other Measures

Total backlog at quarter end was $4.6 billion compared with $3.9 billion in the prior year. Bookings in the quarter totaled $428 million.

Q2 2023 Outlook

Outlook for the second quarter of 2023 is as follows:

  Revenue between $510 and $525 million
  Non-GAAP diluted EPS between $0.25 and $0.35

A reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring and acquisition and integration related expenses and their related tax effects without unreasonable effort. These items are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period.

Earnings Conference Call

Itron will host a conference call to discuss the financial results contained in this release at 10 a.m. EDT on May 4, 2023. The call will be webcast in a listen-only mode. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events.cfm. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through May 10, 2023 and may be accessed on the company's website at http://investors.itron.com/events.cfm.

About Itron

Itron® enables utilities and cities to safely, securely and reliably deliver critical infrastructure services to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements

This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec. 31, 2022 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2023	2022
Revenues
Product revenues	$416,324	$399,810
Service revenues	78,294	75,521
Total revenues	494,618	475,331
Cost of revenues
Product cost of revenues	297,343	294,820
Service cost of revenues	40,907	45,287
Total cost of revenues	338,250	340,107
Gross profit	156,368	135,224

Operating expenses
Sales, general and administrative	75,521	76,401
Research and development	49,565	49,596
Amortization of intangible assets	5,048	6,553
Restructuring	36,609	(6,366)
Loss on sale of business	18	2,221
Total operating expenses	166,761	128,405

Operating income (loss)	(10,393)	6,819
Other income (expense)
Interest income	1,818	217
Interest expense	(2,057)	(1,592)
Other income (expense), net	(1,475)	(689)
Total other income (expense)	(1,714)	(2,064)

Income (loss) before income taxes	(12,107)	4,755
Income tax benefit (provision)	70	(3,859)
Net income (loss)	(12,037)	896
Net loss attributable to noncontrolling interests	(201)	(10)
Net income (loss) attributable to Itron, Inc.	$(11,836)	$906

Net income (loss) per common share - Basic	$(0.26)	$0.02
Net income (loss) per common share - Diluted	$(0.26)	$0.02

Weighted average common shares outstanding - Basic	45,281	45,018
Weighted average common shares outstanding - Diluted	45,281	45,240

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2023	2022
Product revenues
Device Solutions	$117,451	$137,886
Networked Solutions	281,470	249,268
Outcomes	17,403	12,656
Total Company	$416,324	$399,810

Service revenues
Device Solutions	$803	$1,679
Networked Solutions	31,998	29,552
Outcomes	45,493	44,290
Total Company	$78,294	$75,521

Total revenues
Device Solutions	$118,254	$139,565
Networked Solutions	313,468	278,820
Outcomes	62,896	56,946
Total Company	$494,618	$475,331

Gross profit
Device Solutions	$23,713	$21,806
Networked Solutions	105,776	91,351
Outcomes	26,879	22,067
Total Company	$156,368	$135,224

Operating income (loss)
Device Solutions	$14,078	$11,578
Networked Solutions	74,956	61,007
Outcomes	12,911	8,341
Corporate unallocated	(112,338)	(74,107)
Total Company	$(10,393)	$6,819

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$196,013	$202,007
Accounts receivable, net	305,275	280,435
Inventories	265,122	228,701
Other current assets	135,646	118,441
Total current assets	902,056	829,584

Property, plant, and equipment, net	136,397	140,123
Deferred tax assets, net	215,745	211,982
Other long-term assets	37,857	39,901
Operating lease right-of-use assets, net	49,147	52,826
Intangible assets, net	60,052	64,941
Goodwill	1,044,661	1,038,721
Total assets	$2,445,915	$2,378,078

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$244,820	$237,178
Other current liabilities	44,096	42,869
Wages and benefits payable	77,165	89,431
Taxes payable	21,481	15,324
Current portion of warranty	17,829	18,203
Unearned revenue	131,164	95,567
Total current liabilities	536,555	498,572

Long-term debt, net	453,094	452,526
Long-term warranty	7,002	7,495
Pension benefit obligation	59,127	57,839
Deferred tax liabilities, net	849	833
Operating lease liabilities	40,294	44,370
Other long-term obligations	154,851	124,887
Total liabilities	1,251,772	1,186,522

Equity
Common stock	1,796,005	1,788,479
Accumulated other comprehensive loss, net	(87,555)	(94,674)
Accumulated deficit	(537,168)	(525,332)
Total Itron, Inc. shareholders' equity	1,171,282	1,168,473
Noncontrolling interests	22,861	23,083
Total equity	1,194,143	1,191,556
Total liabilities and equity	$2,445,915	$2,378,078

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Three Months Ended March 31,
	2023	2022
Operating activities
Net income (loss)	$(12,037)	$896
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	14,463	16,837
Non-cash operating lease expense	3,972	4,113
Stock-based compensation	6,919	6,127
Amortization of prepaid debt fees	889	839
Deferred taxes, net	(4,272)	(4,362)
Loss on sale of business	18	2,221
Restructuring, non-cash	1,070	390
Other adjustments, net	56	137

Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	(22,497)	(8,816)
Inventories	(34,791)	(6,345)
Other current assets	(17,129)	(11,899)
Other long-term assets	3,002	(2,887)
Accounts payable, other current liabilities, and taxes payable	15,113	17,778
Wages and benefits payable	(12,895)	(26,185)
Unearned revenue	34,471	35,320
Warranty	(1,041)	(928)
Restructuring	33,209	(13,167)
Other operating, net	(7,091)	(2,478)
Net cash provided by operating activities	1,429	7,591

Investing activities
Net proceeds (payments) related to the sale of business	(772)	55,933
Acquisitions of property, plant, and equipment	(6,902)	(5,369)
Business acquisitions, net of cash and cash equivalents acquired	—	23
Other investing, net	16	362
Net cash provided by (used in) investing activities	(7,658)	50,949

Financing activities
Issuance of common stock	607	784
Repurchase of common stock	—	(16,972)
Prepaid debt fees	(517)	(695)
Other financing, net	(185)	(222)
Net cash used in financing activities	(95)	(17,105)

Effect of foreign exchange rate changes on cash and cash equivalents	330	(17)
Increase (decrease) in cash and cash equivalents	(5,994)	41,418
Cash and cash equivalents at beginning of period	202,007	162,579
Cash and cash equivalents at end of period	$196,013	$203,997

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, and acquisition and integration. We define non-GAAP operating income as operating income (loss) excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, and acquisition and integration. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income (loss) attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, acquisition and integration, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect the anti-dilutive impact of the convertible note hedge transactions entered into in connection with the 0% convertible notes due 2026 issued in March 2021. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (loss) (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, acquisition and integration, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income (loss).

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2023	2022
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$166,761	$128,405
Amortization of intangible assets	(5,048)	(6,553)
Restructuring	(36,609)	6,366
Loss on sale of business	(18)	(2,221)
Acquisition and integration	(45)	(62)
Non-GAAP operating expenses	$125,041	$125,935

NON-GAAP OPERATING INCOME
GAAP operating income (loss)	$(10,393)	$6,819
Amortization of intangible assets	5,048	6,553
Restructuring	36,609	(6,366)
Loss on sale of business	18	2,221
Acquisition and integration	45	62
Non-GAAP operating income	$31,327	$9,289

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss) attributable to Itron, Inc.	$(11,836)	$906
Amortization of intangible assets	5,048	6,553
Amortization of debt placement fees	845	796
Restructuring	36,609	(6,366)
Loss on sale of business	18	2,221
Acquisition and integration	45	62
Income tax effect of non-GAAP adjustments	(8,347)	999
Non-GAAP net income attributable to Itron, Inc.	$22,382	$5,171

Non-GAAP diluted EPS	$0.49	$0.11

Non-GAAP weighted average common shares outstanding - Diluted	45,572	45,240

ADJUSTED EBITDA
GAAP net income (loss) attributable to Itron, Inc.	$(11,836)	$906
Interest income	(1,818)	(217)
Interest expense	2,057	1,592
Income tax provision (benefit)	(70)	3,859
Depreciation and amortization	14,463	16,837
Restructuring	36,609	(6,366)
Loss on sale of business	18	2,221
Acquisition and integration	45	62
Adjusted EBITDA	$39,468	$18,894

FREE CASH FLOW
Net cash provided by operating activities	$1,429	$7,591
Acquisitions of property, plant, and equipment	(6,902)	(5,369)
Free Cash Flow	$(5,473)	$2,222

Contacts

For additional information, contact:

Itron, Inc.
Paul Vincent
Vice President, Investor Relations
(512) 560-1172

David Means
Director, Investor Relations
(737) 242-8448